Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
THIRD QUARTER 2006 FINANCIAL RESULTS
HAMILTON, BERMUDA, October 23, 2006 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $84.9 million, or $1.28 per diluted common share, for the quarter ended September 30, 2006. The results for the quarter include net premiums earned of $339.6 million, a decrease of 20.9% from the same quarter last year, net favorable development of $20.0 million, compared with net favorable development of $31.6 million from the same quarter last year, and net investment income of $48.3 million, an increase of 32.5% from the same quarter last year.
Michael D. Price, Chief Executive Officer, commented: “Our strong underwriting performance in the third quarter benefited from the absence of severe catastrophes and favorable prior period development in our property reserves. Continued growth in investment income also contributed positively to our results.”
Mr. Price added: “We believe market conditions are mixed with excellent opportunities in the U.S. for catastrophe-exposed business and declining profitability in other areas. Nevertheless, we believe there is meaningful opportunity to underwrite a profitable and diverse portfolio of treaty reinsurance, although narrower than in recent years.”
Results for the quarter ended September 30, 2006 were summarized as follows:
•	Net income was $84.9 million or $1.28 per diluted common share.

•	Net premiums written were $298.0 million and net premiums earned were $339.6 million.

•	GAAP combined ratio was 84.4%.

•	Net investment income, including interest on funds held, was $48.3 million.
Results for the quarter ended September 30, 2006 compared to the quarter ended September 30, 2005 were summarized as follows:
•	Net income increased $260.9 million.

•	Net premiums written decreased $112.2 million (or 27.4%) and net premiums earned decreased $89.8 million (or 20.9%).

•	GAAP combined ratio decreased 71.5 percentage points.

•	Net investment income, including interest on funds held, increased $11.9 million (or 32.5%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2006 were $83.0 million, $202.3 million and $12.7 million, respectively, representing 27.8%, 67.9% and 4.3%, respectively, of the total net premiums written. Combined ratios for these segments were 41.6%, 99.6% and 116.9%, respectively. Compared to the quarter ended September 30, 2005, net premiums written decreased $50.3 million (or 37.7%) for Platinum’s Property and Marine segment, decreased $14.4 million (or 6.6%) for the Casualty segment, and decreased $47.5 million (or 78.9%) for the Finite Risk segment.
Results for the nine months ended September 30, 2006 were summarized as follows:
•	Net income was $243.7 million or $3.68 per diluted common share.

•	Net premiums written were $901.0 million and net premiums earned were $1,021.0 million.

•	GAAP combined ratio was 84.4%.

•	Net investment income, including interest on funds held, was $137.2 million.
Results for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005 were summarized as follows:
•	Net income increased $278.7 million.

•	Net premiums written decreased $425.9 million (or 32.1%) and net premiums earned decreased $250.9 million (or 19.7%).

•	GAAP combined ratio decreased 24.1 percentage points.

•	Net investment income, including interest on funds held, increased $44.9 million (or 48.7%).
Net premiums written for Platinum’s Property and Marine and Casualty segments for the nine months ended September 30, 2006 were $333.9 million and $584.0 million, respectively, representing 37.1% and 64.8%, respectively, of the total net premiums written. Combined ratios for these segments were 55.0% and 97.5%, respectively. Compared to the nine months ended September 30, 2005, net premiums written decreased $119.4 million (or 26.3%) for the Property and Marine segment and $37.3 million (or 6.0%) for the Casualty segment.
Net premiums written for Platinum’s Finite Risk segment for the nine months ended September 30, 2006 were ($16.8 million) representing (1.9%) of the total net premiums written. The combined ratio for this segment was 108.2% for the nine months ended September 30, 2006. Compared to the nine months ended September 30, 2005, net premiums written decreased $269.2 million (or 106.7%) for the Finite Risk segment primarily due to the termination of two quota share contracts. As previously disclosed, one of these contracts was terminated on a cut-off basis which resulted in the return of approximately $56.6 million of previously written but unearned premium.

Total assets were $5.1 billion as of September 30, 2006. Total assets decreased $87.6 million (or 1.7%) from $5.2 billion as of December 31, 2005. Cash, cash equivalents and fixed maturity investments were $4.2 billion as of September 30, 2006, an increase of $352.9 million (or 9.2%) from $3.8 billion as of December 31, 2005.
Shareholders’ equity was $1.8 billion as of September 30, 2006, an increase of $233.3 million (or 15.1%) from $1.5 billion as of December 31, 2005. Book value per share was $26.97 as of September 30, 2006 based on 59.5 million common shares outstanding, an increase of $3.75 (or 16.1%) from $23.22 based on 59.1 million common shares outstanding as of December 31, 2005.
Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional information concerning Platinum and its business segments.
Teleconference
Platinum will host a teleconference to discuss its financial results on Tuesday, October 24, 2006 at 8:00 a.m. Eastern time. The call can be accessed by dialing 800-289-0493 (US callers) or 913-981-5510 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.
The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Tuesday, October 24, 2006 until midnight Eastern time on Tuesday, October 31, 2006. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 9048784. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense is presented in the attached financial information in accordance with Regulation G.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Nine Months Ended September 30, 2006 and 2005
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenue
Net premiums earned	$339,609	429,388	1,020,975	$1,271,898
Net investment income	48,302	36,441	137,165	92,250
Net realized gains (losses) on investments	(57)	(879)	22	(1,062)
Other income (expense)	1,714	(433)	(1,927)	(201)

Total revenue	389,568	464,517	1,156,235	1,362,885

Expenses
Losses and loss adjustment expenses	191,428	564,618	585,666	1,043,168
Acquisition expenses	74,994	98,858	220,285	296,035
Other underwriting expenses	20,063	6,050	55,064	41,202
Corporate expenses	5,285	2,030	16,664	10,366
Net foreign currency exchange (gains) losses	228	(88)	(461)	1,870
Interest expense	5,452	6,839	16,352	13,186

Total expenses	297,450	678,307	893,570	1,405,827

Income (loss) before income tax expense (benefit)	92,118	(213,790)	262,665	(42,942)

Income tax expense (benefit)	7,195	(37,766)	18,958	(7,991)

Net income (loss)	84,923	(176,024)	243,707	(34,951)

Preferred dividends	2,602	—	7,780	—

Net income (loss) attributable to common shareholders	$82,321	(176,024)	235,927	$(34,951)

Basic
Weighted average common shares outstanding	59,537	43,785	59,287	43,459
Basic earnings (loss) per common share	$1.38	(4.02)	3.98	$(0.80)

Diluted
Adjusted weighted average common shares outstanding	66,520	43,785	66,273	43,459
Diluted earnings (loss) per common share	$1.28	(4.02)	3.68	$(0.80)

Comprehensive income (loss)
Net income (loss)	$84,923	(176,024)	243,707	$(34,951)
Other comprehensive income (loss), net of deferred taxes	53,941	(36,355)	(5,779)	(37,970)

Comprehensive income (loss)	$138,864	(212,379)	237,928	$(72,921)

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2006 and December 31, 2005
($ in thousands, except per share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
Assets
Investments	$3,367,474	$3,000,889
Cash, cash equivalents and short term investments	815,825	829,539
Reinsurance premiums receivable	385,052	567,449
Accrued investment income	30,356	29,230
Reinsurance balances (prepaid and recoverable)	79,639	76,109
Deferred acquisition costs	90,195	130,800
Funds held by ceding companies	249,359	291,629
Other assets	48,885	228,730

Total assets	$5,066,785	$5,154,375

Liabilities
Unpaid losses and loss adjustment expenses	$2,358,801	$2,323,990
Unearned premiums	399,524	502,018
Debt obligations	292,840	292,840
Commissions payable	143,672	186,654
Other liabilities	98,420	308,624

Total liabilities	3,293,257	3,614,126

Total shareholders’ equity	1,773,528	1,540,249

Total liabilities and shareholders’ equity	$5,066,785	$5,154,375

Book value per common share	$26.97	$23.22

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended September 30, 2006 and 2005
($ in thousands)
Three Months Ended September 30, 2006 (Unaudited)

	Property
	and Marine	Casualty	Finite Risk	Total
Segment underwriting results
Net premiums written	$83,018	202,302	12,680	$298,000
Net premiums earned	97,686	214,427	27,496	339,609

Losses and loss adjustment expenses	17,181	149,698	24,549	191,428
Acquisition expenses	14,895	54,503	5,596	74,994
Other underwriting expenses	8,608	9,464	1,991	20,063

Total underwriting expenses	40,684	213,665	32,136	286,485

Segment underwriting income (loss)	$57,002	762	(4,640)	53,124

Net investment income				48,302
Net realized losses on investments				(57)
Net foreign currency exchange losses				(228)
Other income				1,714
Corporate expenses not allocated to segments				(5,285)
Interest expense				(5,452)

Income before income tax expense				$92,118

GAAP underwriting ratios:
Loss and LAE	17.6%	69.8%	89.3%	56.4%
Acquisition expense	15.2%	25.4%	20.4%	22.1%
Other underwriting expense	8.8%	4.4%	7.2%	5.9%

Combined	41.6%	99.6%	116.9%	84.4%

Three Months Ended September 30, 2005 (Unaudited)

Segment underwriting results
Net premiums written	$133,350	216,659	60,177	$410,186
Net premiums earned	145,853	205,050	78,485	429,388

Losses and loss adjustment expenses	373,761	129,218	61,639	564,618
Acquisition expenses	17,753	50,097	31,008	98,858
Other underwriting expenses	3,632	1,894	524	6,050

Total underwriting expenses	395,146	181,209	93,171	669,526

Segment underwriting income (loss)	$(249,293)	23,841	(14,686)	(240,138)

Net investment income				36,441
Net realized losses on investments				(879)
Net foreign currency exchange gains				88
Other expense				(433)
Corporate expenses not allocated to segments				(2,030)
Interest expense				(6,839)

Income (loss) before income tax benefit				$(213,790)

GAAP underwriting ratios:
Loss and LAE	256.3%	63.0%	78.5%	131.5%
Acquisition expense	12.2%	24.4%	39.5%	23.0%
Other underwriting expense	2.5%	0.9%	0.7%	1.4%

Combined	271.0%	88.3%	118.7%	155.9%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Nine Months Ended September 30, 2006 and 2005
($ in thousands)
Nine Months Ended September 30, 2006 (Unaudited)

	Property
	and Marine	Casualty	Finite Risk	Total
Segment underwriting results
Net premiums written	$333,906	583,950	(16,816)	$901,040
Net premiums earned	342,322	573,168	105,485	1,020,975

Losses and loss adjustment expenses	104,876	394,087	86,703	585,666
Acquisition expenses	55,783	141,025	23,477	220,285
Other underwriting expenses	27,642	23,487	3,935	55,064

Total underwriting expenses	188,301	558,599	114,115	861,015

Segment underwriting income (loss)	$154,021	14,569	(8,630)	159,960

Net investment income				137,165
Net realized gains on investments				22
Net foreign currency exchange gains				461
Other expense				(1,927)
Corporate expenses not allocated to segments				(16,664)
Interest expense				(16,352)

Income before income tax expense				$262,665

GAAP underwriting ratios:
Loss and LAE	30.6%	68.8%	82.2%	57.4%
Acquisition expense	16.3%	24.6%	22.3%	21.6%
Other underwriting expense	8.1%	4.1%	3.7%	5.4%

Combined	55.0%	97.5%	108.2%	84.4%

Nine Months Ended September 30, 2005 (Unaudited)

Segment underwriting results
Net premiums written	$453,352	621,218	252,374	$1,326,944
Net premiums earned	414,719	588,541	268,638	1,271,898

Losses and loss adjustment expenses	492,300	375,187	175,681	1,043,168
Acquisition expenses	69,437	143,262	83,336	296,035
Other underwriting expenses	19,595	18,179	3,428	41,202

Total underwriting expenses	581,332	536,628	262,445	1,380,405

Segment underwriting income (loss)	$(166,613)	51,913	6,193	(108,507)

Net investment income				92,250
Net realized losses on investments				(1,062)
Net foreign currency exchange losses				(1,870)
Other expense				(201)
Corporate expenses not allocated to segments				(10,366)
Interest expense				(13,186)

Income (loss) before income tax benefit				$(42,942)

GAAP underwriting ratios:
Loss and LAE	118.7%	63.7%	65.4%	82.0%
Acquisition expense	16.7%	24.3%	31.0%	23.3%
Other underwriting expense	4.7%	3.1%	1.3%	3.2%

	140.1%	91.1%	97.7%	108.5%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.